                               AMENDMENT NO. 1 TO

                             PARTICIPATION AGREEMENT

The Participation Agreement (the "Agreement"), dated as of April 30, 2004, as amended, by and among AIM Variable Insurance Funds, a Delaware trust; A I M Distributors, Inc., a Delaware corporation; and Massachusetts Mutual Life Insurance Company, a Massachusetts life insurance company, is hereby amended as follows:

     WHEREAS, on March 31, 2008, A I M Distributors, Inc. was renamed Invesco Aim Distributors, Inc. All references to A I M Distributors, Inc. will hereby be deleted and replaced with Invesco Aim Distributors, Inc.; and

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

Series I and II shares

AIM V.I. Financial Services Fund

AIM V.I. Global Health Care Fund

AIM V.I. Technology Fund

SEPARATE ACCOUNTS UTILIZING THE FUNDS

-    Massachusetts Mutual Variable Life Separate Account 1

-    Massachusetts Mutual Variable Annuity Separate Account 4


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All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: July 1, 2008

                                        AIM VARIABLE INSURANCE FUNDS


Attest: /s/ Peter Davidson              By: /s/ John M. Zerr
        -----------------------------       ------------------------------------
Name: Peter Davidson                    Name: John M. Zerr
Title: Assistant Secretary              Title: Senior Vice President


                                        INVESCO AIM DISTRIBUTORS, INC.


Attest: /s/ Peter Davidson              By: /s/ John S. Cooper
        -----------------------------       ------------------------------------
Name: Peter Davidson                    Name: John S. Cooper
Title: Assistant Secretary              Title: President


                                        MASSACHUSETTS MUTUAL LIFE INSURANCE
                                        COMPANY


Attest: /s/ Andrea Boblas               By: /s/ Ellen Dziura
        -----------------------------       ------------------------------------
Name: Andrea Boblas                     Name: Ellen Dziura
Title: Senior Paralegal                 Title: Vice President


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